Exhibit 10.10

THE GETTY IMAGES HOLDINGS, INC.

EARN OUT PLAN

1.            Purposes of the Plan; Award Types.

1.1            Purposes of the Plan. The purposes of the Plan are to attract and retain personnel for positions with the Company Group, to provide an additional incentive to Service Providers chosen to participate in the Plan and to promote the success of the Company’s business.

1.2            Award Types. The Plan permits the grant of Restricted Stock Units to any Service Provider.

2.            Definitions. The following definitions are used in the Plan:

2.1            “Acceleration Event” has the meaning set forth in the Business Combination Agreement.

2.2            “Administrator” has the meaning set forth in Section 4.1.

2.3            “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including the related issuance of Shares under U.S. federal and state corporate laws, United States (“U.S.”) federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award or Awards, the tax, securities, exchange control and other laws of any jurisdictions other than the United States where Awards are, or will be, granted under the Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.4            “Award” means, individually or collectively, a grant under the Plan of Restricted Stock Units.

2.5            “Award Agreement” means the written or electronic agreement setting forth the terms applicable to an Award granted under the Plan. The Award Agreement is subject to the terms of the Plan.

2.6            “Board” means the Board of Directors of the Company.

2.7            “Business Combination Agreement” means the Business Combination Agreement, dated December 9, 2021 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and among CC Neuberger Principal Holdings II, a Cayman Islands exempted company, Vector Holding, LLC, a Delaware limited liability company, Griffey Global Holdings, Inc., a Delaware corporation, Griffey Investors, L.P., a Delaware limited liability company, and certain other parties thereto.

2.8            “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

2.9            “Change of Control” has the meaning set forth in the Business Combination Agreement.

2.10            “Closing” has the meaning set forth in the Business Combination Agreement.

2.11            “Closing Date” has the meaning set forth in the Business Combination Agreement.

2.12            “Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.13            “Committee” means a committee of Directors appointed by the Board.

2.14            “Common Stock” means the Class A Company common stock, par value $0.0001 per share (and any shares or other securities into which such Common Stock may be converted or into which it may be exchanged).

2.15            “Company” means Getty Images Holdings, Inc. (f/k/a Vector Holding, LLC), a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

2.16            “Company Group” means the Company and its Subsidiaries.

2.17            “Consultant” means any natural person engaged by a member of the Company Group to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 under the Securities Act is permitted.

2.18            “Director” means a member of the Board.

2.19            “Earn-Out Period” has the same meaning as under the Business Combination Agreement, which, as of the Effective Date, means the period from the Closing Date through and including the date that is ten (10) years following the Closing Date.

2.20            “Earn-Out Shares” has the meaning set forth in the Business Combination Agreement.

2.21            “Effective Date” has the meaning in Section 12.

2.22            “Employee” means any person providing services as an employee to the Company or any member of the Company Group. Neither service as a Director nor payment of a director’s fee by the Company will constitute “employment” by the Company.

2.23            “First Price Triggering Event” has the same meaning as under the Business Combination Agreement, which, as of the Effective Date, means the first date on which the VWAP of the Shares is greater than or equal to $12.50 for a period of at least twenty (20) days out of thirty (30) consecutive Trading Days.

2.24            “Grant Date” has the meaning set forth in Section 4.3.

2.25            “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.26            “Participant” means the holder of an outstanding Award.

2.27            “Plan” means this Getty Images Holdings, Inc. Earn Out Plan, as may be amended from time to time.

2.28            “Plan Allocable Amount” has the meaning set forth in the Business Combination Agreement, which is six million (6,000,000) Shares.

2.29            “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to a share of Common Stock granted under Section 6. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.30            “Second Price Triggering Event” has the meaning set forth in the Business Combination Agreement, which, as of the Effective Date, means the first date on which the VWAP of the Shares is greater than or equal to $15.00 for a period of at least twenty (20) days out of thirty (30) consecutive Trading Days.

2.31            “Securities Act” means the U.S. Securities Act of 1933, as amended.

2.32            “Service Provider” means an Employee, Director or Consultant.

2.33            “Share” means a share of the Common Stock.

2.34            “Stockholder Allocable Amount” has the meaning set forth in the Business Combination Agreement, which, as of the Effective Date, means fifty-nine million (59,000,000) Shares.

2.35            “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), in relation to the Company.

2.36            “Tax Withholdings” means any federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld by the Company in connection with the grant, vesting or settlement of an Award or sale of Shares issued under the Award.

2.37            “Third Price Triggering Event” has the meaning set forth in the Business Combination Agreement, which, as of the Effective Date, means the first date on which the VWAP of the Shares is greater than or equal to $17.50 for a period of at least twenty (20) days out of thirty (30) consecutive Trading Days.

2.38            “Trading Day” has the meaning set forth in the Business Combination Agreement, which, as of the Effective Date, means any day on which the Shares are actually traded on the Trading Market.

2.39            “Trading Market” has the meaning set forth in the Business Combination Agreement, which, as of the Effective Date, means the stock exchange or such other nationally recognized stock market on which the Shares are trading at the time of determination.

2.40            “Triggering Event” means, either, (a) the First Price Triggering Event, (b) the Second Price Triggering Event or (c)  the Third Price Triggering Event.

2.41            “VWAP” has the meaning set forth in the Business Combination Agreement, which, as of the Effective Date, means, with respect to any security, for each Trading Day, the daily volume weighted average price (based on such Trading Day) of such security on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function.

3.            Shares Subject to the Plan.

3.1            Allocation of Shares to Plan. Subject to adjustment as provided in Section 8, the Plan Allocable Amount will be reserved for issuance subject to Awards under the Plan. The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company. Shares subject to Awards that are forfeited will be cancelled and will not become available for future issuance under the Plan.

3.2            Share Reserve. At all times during the term of the Plan and until the Restricted Stock Units have settled, expired or been forfeited, the Company shall reserve and keep available for issuance a sufficient number of Shares to permit the Company to satisfy its obligations under the Plan and shall take all actions required to increase the authorized number of Shares if at any time there shall be insufficient authorized unissued shares to permit such reservation.

4.            Administration of the Plan.

4.1            Procedure. The Plan will be administered by the Board or a Committee (the “Administrator”). Different Administrators may administer the Plan with respect to different groups of Participants. The Board may retain the authority to concurrently administer the Plan with the Administrator and may revoke the delegation of some or all authority previously delegated.

4.2            Powers of the Administrator. Subject to the terms of the Plan, any limitations on delegations specified by the Board, and any requirements imposed by Applicable Laws, the Administrator will have the authority, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable to administer the Plan including:

(a)            to determine the fair market value;

(b)            to approve forms of Award Agreements for use under the Plan;

(c)            to select the Service Providers to whom Awards may be granted and grant Awards to such Service Providers;

(d)            to determine the number of Shares to be covered by each Award granted;

(e)            to determine the terms and conditions, consistent with the Plan, of any Award granted, which terms and conditions may include any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating to an Award; provided that under no circumstance may the number of Shares subject to Awards that vest or otherwise become issuable to Participants exceed the number of Shares that become available for issuance under Section 3.1; provided, further, that a Triggering Event may not be waived or accelerated by the Administrator;

(f)            to construe and interpret the Plan and make any decisions necessary to administer the Plan;

(g)            to establish, amend and rescind rules and regulations and adopt sub-plans relating to the Plan, including rules, regulations and sub-plans for the purposes of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or obtaining tax-favorable treatment for Awards granted to Service Providers located outside the U.S., in each case as the Administrator may deem necessary or advisable;

(h)            to interpret, modify or amend each Award (subject to Section 13);

(i)            to allow Participants to satisfy tax withholding obligations in any manner permitted by Section 10;

(j)            to delegate ministerial duties to any of Employees;

(k)            to authorize any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be effective;

(l)            to determine whether a Triggering Event has occurred, which in each case shall be if and when a Triggering Event has occurred with respect to the Earn-Out Shares under Section 3.9 of the Business Combination Agreement; and

(m)            to make any determinations necessary or appropriate under Section 8;

provided, however, if and to the extent the Administrator is required to make a determination under the Plan that is similarly applicable to the Stockholder Allocable Amount under the Business Combination Agreement, then such Administrator determination for purposes of the Plan shall be consistent with the determination made in respect of the Stockholder Allocable Amount under the Business Combination Agreement.

4.3            Grant Date. The grant date of an Award (“Grant Date”) will be the date that the Administrator makes the determination granting such Award, or may be a later date if such later date is designated by the Administrator on the date of the determination. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.

4.4            Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company or another member of the Company Group) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).

4.5            Governing Law; Waiver of Jury Trial; Jurisdiction. The law of the State of Delaware shall govern (a) all claims or matters related to or arising from the Plan (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by the Plan, in each case, without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. BY ACCEPTANCE OF AN AWARD, EACH PARTICIPANT IN THE PLAN HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATED OR INCIDENTAL TO THE PLAN AND/OR THE RELATIONSHIPS ESTABLISHED AMONG ANY PARTIES UNDER THE PLAN OR ANY RELATED AWARD AGREEMENT. Each of the parties (i) submits to the exclusive jurisdiction and venue of first, the Chancery Court of the State of Delaware, or, if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any proceeding arising out of or relating to the Plan or any agreement made thereunder, (ii) agrees that all claims in respect of the proceeding shall be heard and determined in any such court and (ii) agrees not to bring any proceeding arising out of or relating to the Plan or any related agreement in any other courts. Nothing in this Section 4.5, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. Notwithstanding the foregoing in this Section 4.5, a party may commence any proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

4.6            Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.            Eligibility. Awards may be granted to Service Providers.

6.            Restricted Stock Units.

6.1            Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units subject to the Award and such other terms and conditions as the Administrator determines consistent with the Plan.

6.2            Vesting Criteria and Other Terms. Subject to Section 6.3:

(a)            One-third (⅓) of the Restricted Stock Units granted to a Participant shall vest upon the First Price Triggering Event.

(b)            An additional one-third (⅓) of the Restricted Stock Units granted to a Participant shall vest upon the Second Price Triggering Event.

(c)            The final one-third (⅓) of the Restricted Stock Units granted to a Participant shall vest upon the Third Price Triggering Event.

(d)            Each Triggering Event shall occur only once, if at all, and in no event shall Participants (in the aggregate) be entitled to receive more than the total number of Shares in the Plan Allocable Amount, less Shares subject to Awards that are forfeited.

(e)            If specified in the applicable Award Agreement, any Shares issuable to a Participant in settlement of vested Restricted Stock Units, shall be issued to such Participant only if such Participant continues to provide services (whether as an Employee, Director or Consultant) to the Company or one of its Subsidiaries through the applicable Triggering Event, or such other date specified in the Award Agreement.

(f)            In the event any portion of the Restricted Stock Units have not vested prior to the end of the Earn-Out Period, then such unvested Restricted Stock Units shall be cancelled and forfeited for no consideration.

6.3            Acceleration Event. If an Acceleration Event has occurred for purposes of Section 3.9(d) of the Business Combination Agreement, then immediately prior to the consummation of the Change of Control with respect to such Acceleration Event, (a) the applicable Triggering Event to the extent it had not previously occurred shall be deemed to have occurred and (b) the Company shall issue the Shares to the Participants pursuant to their applicable Restricted Stock Units, and the Participants shall be eligible to participate in such Change of Control in respect of such Common Stock.

6.4            Settlement. Within thirty (30) days after the occurrence of any Triggering Event (or earlier as provided upon an Acceleration Event, as applicable), the Company shall deliver Shares to each Participant holding vested Restricted Stock Units.

7.            Leave of Absence/Transfer between Locations. A Participant will not cease to be a Service Provider in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company (or member of the Company Group) or between the Company or any member of the Company Group.

8.            Adjustments; Dissolution or Liquidation.

8.1            Adjustments. If there are any stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or any other like change or transaction with respect to the Shares after the Closing, the number and class of shares that may be delivered under the Plan and/or the number, class and price of Shares covered by each outstanding Award and/or any other affected term, shall be adjusted in the same manner and to the same extent with respect to the Stockholder Allocable Amount under the provisions of Section 3.9 of the Business Combination Agreement.

8.2            Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant, at such time prior to the effective date of such proposed transaction as the Administrator determines. An Award will terminate immediately prior to the consummation of such proposed action.

9.            Change of Control.

9.1            Administrator Discretion. If a Change of Control occurs, each outstanding Award will be treated as the Administrator determines (in its sole discretion, subject to the provisions of the Plan), without a Participant’s consent, including that such Award be continued by the successor corporation or a Parent or Subsidiary of the successor corporation (or an affiliate thereof), substituted with an economically equivalent award, cancelled with respect to all or any portion of such Awards with consideration (which may be in the form of cash, Common Stock, other property or any combination thereof) or without consideration, or that the Participant’s service requirement under Section 6.2(e) applicable to any such Awards may be waived automatically upon a Change of Control.

9.2            Identical Treatment Not Required. The Administrator need not take the same action or actions with respect to all Awards (or portions thereof) or with respect to all Participants.

10.            Tax Matters.

10.1            Withholding Requirements. Prior to the delivery of any Shares or cash under an Award or such earlier time as any Tax Withholding are due, the Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax Withholding with respect to such Award or Shares subject to an Award.

10.2            Withholding Arrangements. The Administrator, in its sole discretion and under such procedures as it may specify from time to time, may elect to satisfy such Tax Withholding, in whole or in part (including in combination) by (without limitation) (a) requiring the Participant to pay cash, check or other cash equivalents, (b) withholding otherwise deliverable cash (including cash from the sale of Shares issued to the Participant) or Shares having a fair market value equal to the amount required to be withheld or such greater amount (including up to a maximum statutory amount) as the Administrator may determine or permit if such amount does not result in unfavorable financial accounting treatment, as the Administrator determines in its sole discretion, (c) forcing the sale of Shares issued pursuant to an Award having a fair market value equal to the minimum statutory amount applicable in a Participant’s jurisdiction or a greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable financial accounting treatment, as the Administrator determines in its sole discretion, (d) requiring the Participant to deliver to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable financial accounting treatment, as the Administrator determines in its sole discretion, or (e) such other consideration and method of payment for the meeting of Tax Withholding as the Administrator may determine to the extent permitted by Applicable Laws, provided that, in all instances, the satisfaction of the Tax Withholding will not result in any adverse accounting consequence to the Company, as the Administrator may determine in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date the amount of tax to be withheld is calculated or such other date as Administrator determines is applicable or appropriate with respect to the Tax Withholding calculation.

10.3            Compliance with Code Section 409A. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Administrator in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (a) provision of the Plan or an Award Agreement, (b) Award, payment or transaction or (c) other action or arrangement contemplated by the provisions of the Plan is determined by the Administrator to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Administrator shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Administrator deems necessary to comply with such requirements. No payment that constitutes “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that would otherwise be made under the Plan or an Award Agreement upon a termination of employment or service will be made or provided unless and until such termination is also a “separation from service,” (within the meaning of Section 409A of the Code) as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” (as defined in Section 409A of the Code) at the time of termination of employment service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one (1) day following the date of the Participant’s termination of employment or service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A). For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments pursuant to the Plan or any Award granted hereunder shall be treated as a right to receive a series of separate and distinct payments. Each applicable tranche of Common Stock subject to vesting under any Award shall be considered a right to receive a series of separate and distinct payments. Whenever a payment under the Plan or an Award Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period is within the sole discretion of the Administrator. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

11.            Other Terms.

11.1            Status of Plan. The Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards.

11.2            No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Participant any right to continue in the employment or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of a Participant for any reason or no reason at any time.

11.3            Interpretation and Rules of Construction. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

11.4            No Assignment or Transfer; Beneficiaries. Except as otherwise provided by the Administrator to the extent not prohibited under Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Administrator, an outstanding Award shall become payable to the Participant’s beneficiary as determined under the Company 401(k) retirement plan or other applicable retirement or pension plan. In lieu of such determination, a Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Administrator) with the Company during the Participant’s lifetime. In the absence of a valid designation as provided above, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Administrator may provide in the terms of an Award Agreement or in any other manner prescribed by the Administrator that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. Any transfer permitted under this Section 11.4 shall be for no consideration.

11.5            Rights as Stockholder. A Participant shall have no rights as a holder of Shares with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. No adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Administrator may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Administrator, in its discretion, deems appropriate.

11.6            Trading Policy and Other Restrictions. Transactions involving Awards under the Plan shall be subject to the Company’s insider trading and other restrictions, terms, conditions and policies, established by the Administrator from time to time or by applicable law.

11.7            Unfunded Plan. The adoption of the Plan and any reservation of Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Shares pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

11.8            Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees or other service providers of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

11.9            Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

11.10            Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

11.11            No Fractional Shares. No evidence of book entry shares representing any fractional shares shall be issued in connection with the issuance of any Shares (and instead the total number of Shares a Participant shall be entitled to receive shall be rounded down to the nearest whole Share). In lieu of the issuance of any such fractional share, the Company shall pay to each Participant would be entitled to receive such fractional share an amount in cash (rounded up to the nearest cent) determined by multiplying (a) the VWAP of the Shares on the date the applicable Triggering Event occurs by (b) the fraction of a Share (rounded to the nearest thousandth when expressed in decimal form) of a Share, which such holder would otherwise be entitled to receive pursuant to the Plan.

11.12            No Guarantees Regarding Tax Treatment. Neither the Company nor the Administrator make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Administrator has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise and neither the Company nor the Administrator shall have any liability to a person with respect thereto.

11.13            Awards to Non-U.S. Participants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or affiliates operates or has Employees, Directors or Consultants, the Administrator, in its sole discretion, shall have the power and authority to (a) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, (b) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (c) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 11.13 by the Administrator shall be attached to the Plan document as appendices.

11.14            Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of service for cause, violation of laws, regulations or material Company policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant, application of any Company compensation recovery, “clawback”, policy relating to financial restatement, or other conduct by the Participant that is detrimental to the business or reputation of the Company or similar policy, as may be in effect from time to time. Each award shall be subject to any compensation recovery, “clawback” or similar policy made applicable by law, including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed (the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy, whenever adopted, shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.

11.15            Language. Where there is any conflict between the terms of the English version of the Plan, the Awards and/or any ancillary documents and a version in any other language, the English language version will prevail.

12.            Term of Plan. The Plan will become effective upon the latest to occur of (a) its adoption by the Board, (b) approval by the Company’s stockholders, or (c) the Closing Date (the “Effective Date”). The Plan will continue in effect until the tenth anniversary of the Effective Date unless earlier terminated under Section 13.

13.            Amendment and Termination of the Plan.

13.1            Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan or any part thereof, at any time and for any reason, provided that, that the Triggering Events and Acceleration Event cannot be modified, waived or accelerated unless the same treatment is applicable to the Stockholder Allocable Amount under the Business Combination Agreement.

13.2            Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

13.3            Consent of Participants Generally Required. Subject to Section 13.4 below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant without the Participant’s consent. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination.

13.4            Exceptions to Consent Requirement.

(a)            A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights; and

(b)            Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done:

(i)            in a manner specified by the Plan,

(ii)            to clarify the manner of exemption from Code Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax or interest under Code Section 409A(a)(1)(B), or

(iii)            to comply with other Applicable Laws.

14.            Conditions Upon Issuance of Shares.

14.1            Securities Law Compliance. No Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any action that the Company determines is necessary or advisable to meet such requirements. The Administrator may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Administrator may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.

14.2            Failure to Accept Award. If a Participant has not accepted an Award to the extent such acceptance has been requested or required by the Company or has not taken all administrative and other steps (e.g., setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting or settlement of the Award prior to the first date the Shares subject to such Award are scheduled to vest, then the portion of the Award scheduled to vest on such date will be cancelled on such date and such Shares subject to the Award immediately will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.